UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 14, 2011

F5 Networks, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Elliott Avenue West Seattle, WA	98119
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (206) 272-5555
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
(a) On March 14, 2011, F5 Networks, Inc. (the “Company”) held its annual meeting of shareholders (“Annual Meeting”).
(b) At the Annual Meeting, shareholders voted on the election of one Class I director to hold office until the annual meeting of shareholders for fiscal year end 2011, two Class III directors to hold office until the annual meeting of shareholders for fiscal year 2013 and until their successors are elected and qualified, and ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal year 2011. The shareholders also provided an advisory vote regarding approval of the compensation of the Company’s named executive officers and the frequency of such advisory vote going forward. A total of 71,512,045 shares of the Company’s common stock outstanding and entitled to vote were present at the meeting in person or by proxy.
The voting results were as follows:
Item 1: To elect one Class I and two Class III directors:

Name of Director	For	Against	Withheld	Broker Non-Votes
John Chapple — Class I	62,531,537	867,294	22,545	8,090,669
A. Gary Ames — Class III	62,224,979	1,174,201	22,196	8,090,669
Scott Thompson — Class III	62,536,401	862,847	22,128	8,090,669
All director nominees were duly elected.
Item 2: Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal year 2011:

For	Against	Abstain
69,273,850	2,191,994	46,201
This selection was ratified.
Item 3: Advisory vote on compensation of the Company’s named executive officers:

For	Against	Abstain
61,982,711	1,399,128	39,537
The Company’s shareholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the Proxy Statement relating to the Annual Meeting.

Item 4: The advisory vote on the frequency of an advisory vote on compensation of the Company’s named executive officers was as follows:

One Year	Two Years	Three Years	Abstain
49,104,722	531,718	13,738,708	46,228

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F5 NETWORKS, INC. (Registrant)

Dated: March 17, 2011

By:	/s/ Jeffrey A. Christianson
Jeffrey A. Christianson
Sr. Vice President and General Counsel